FOR IMMEDIATE RELEASE May 15, 2008	CONTACT: Hayden Communications Investors: Brett Maas brett@haydenir.com (646) 536-7331 or Cameron Donahue cameron@haydenir.com (651) 653-1854

ATRINSIC REPORTS FIRST QUARTER
FISCAL 2008 RESULTS

Pro forma revenue of $37.4 million; Adjusted EBITDA of $2.3 million
Revenues Increase 409% Quarter-Over-Quarter;
Up over 106% Sequentially

New York (May 15, 2008) - New Motion, Inc., doing business as Atrinsic, (NASDAQ: NWMO), a premier Internet media and mobile entertainment company, today reported its financial results for the first fiscal quarter ended March 31, 2008. The results reflect the merger with Traffix, Inc., which was accounted for as a purchase accounting transaction and was completed on February 4, 2008.

Pro forma first quarter 2008 results

On a pro forma basis, giving consideration to the February 4, 2008 acquisition of Traffix Inc. as if it had occurred on January 1, 2008, net sales for the first fiscal quarter of 2008 was approximately $37.4 million. Pro forma gross profit for the first fiscal quarter of 2008 approximated $15.5 million, and the pro forma income from operations approximated $0.4 million. This $0.4 million pro forma income from operations included over $0.8 million in depreciation and amortization expenses, restructuring charges of approximately $0.2 million and approximately $0.7 million in non-cash stock compensation expense, yielding an Adjusted EBITDA(1) of approximately $2.3 million. The Company also closed the quarter with approximately $36 million in cash and marketable securities on its balance sheet with no short or long-term debt. A table reconciling pro forma financial results to GAAP is provided at the end of this press release.

GAAP first quarter 2008 results

On a GAAP basis, net sales for the first quarter of fiscal 2008 were $28.7 million, an increase of 409%, or $23.1 million, up from $5.6 million in the comparable quarter of fiscal 2007. The consolidated increase of $23.1 million in net sales was due to a 132% increase in the Company’s Entertainment Services attributable to an increase in the Company’s Entertainment Services subscriber base and a 100% increase in Network Activities for the period February 4, 2008 to March 31, 2008 when compared to the fiscal 2007 period. The Company’s organic growth came from its Entertainment Services, which was part of the New Motions, Inc.’s operations prior to the transaction. Sequentially, Entertainment Services grew from $13.1 million in the fourth quarter of 2007 to $13.9 million in the first quarter of 2008. For additional comparison purposes, net sales for the first quarter increased over 106% sequentially compared to the $13.9 million for the fourth quarter of fiscal 2007. The Company completed the first fiscal quarter with a subscriber base of nearly one million users.

Burton Katz, the Company’s CEO, commented, “Atrinsic achieved more than 400% year over year, top-line growth. This growth was primarily driven by organic subscriber expansion in our wireless-based Entertainment Services and through the acquisition and continued integration of Traffix, Inc. into our Network Services Group. With our continued investment in new products and technology infrastructure to grow our Entertainment Services subscriber base, coupled with our expectations for improving the profitability in our online advertising Network Activities, we expect continued success in the coming fiscal periods. As we complete the integration plan, we are beginning to exploit several important synergies resulting from our combination with Traffix, including our new corporate branding strategy, an integrated sales force, a wholly owned online to mobile content platform, proprietary premium-billed digital products and our distribution network. With these synergies, we have the formula and foundation for success and I remain excited about the future outlook for Atrinsic.”

Gross profit for the first quarter was $14.3 million, representing a 50% gross profit margin compared to a gross profit of $5.0 million, representing an 87% gross profit margin in the prior-year first quarter. Total operating expenses for the quarter were $14.6 million, up 182% compared to total operating expenses of $5.2 million in the prior-year first quarter. The Company’s loss from operations for the first quarter was approximately $0.4 million; an increase of approximately 33% compared to the first quarter of fiscal 2007’s operating loss of $0.3 million. The Company noted that non-cash stock compensation expense was approximately $0.7 million and $0.2 million, during the three months ended March 31, 2008 and 2007, respectively. The loss from operations declined sequentially by 67% compared to a $1.2 million loss from operations reported in the fourth fiscal quarter of 2007.

Management is continuing its efforts to map out and commercially exploit indentified synergies, as well as identifying additional synergies arising from the merger acquisition of Traffix, Inc. The Company’s Board of Directors approved a restructuring plan in connection with the merger on February 14, 2008, effective as of the February 4, 2008 transaction date. Under the plan, Atrinsic looks to save approximately $4 million in annualized fixed costs by reducing and realigning overlapping workforces created as a result of the merger, consolidating activities and certain locations, as well as the move of its headquarters to New York City, and position the company for continued future growth.

Mr. Katz continued, “We expect to have substantially completed our integration plan by the end the company’s second quarter and my optimism and confidence continues to be reinforced by the progress we have made in assembling an organization which remains poised to become a recognized leader in a rapidly-expanding market space.”

The net loss for the first quarter of fiscal 2008 was approximately $0.27 million, a decrease of 28% from a net loss of $0.37 million, in the comparable quarter of fiscal 2007. Based on 18.9 million diluted shares outstanding the loss per share was $0.01 compared to a diluted loss per share of $0.04 for the prior-year first quarter, based on 9.5 million diluted shares outstanding.

Mr. Katz added, “The merger with Traffix continues to position Atrinsic as one of the fastest-growing mobile entertainment and digital advertising networks in the domestic U.S. market. We bring to the markets a unique business model that combines Internet media with mobile entertainment, creating a compelling competitive advantage. We are building our market position by first, leveraging the growing convergence trend between the scale of the internet with the portability of the mobile handset; second, through creating a vertically integrated digital media company that owns proprietary content, creates exclusive direct-to-consumer products, and owns its own media and distribution network; and finally, by monetizing our digital audience through a subscription-based revenue model (our Entertainment Services) as well as third-party advertising revenue (our Network Services). With our complete set of content, distribution, and proprietary direct-to-consumer products, we have truly positioned the company to service the fast growing convergence of the mobile entertainment and digital advertising markets.”

Guidance discussion

“The first quarter, on a proforma basis, has tracked with our previously issued guidance, as well as with internal expectations, all of which continues to validate our initial rational for the merger,” said Mr. Katz. During the second quarter, management continues to work hard to integrate the two companies which had overlapping executive staff, various offices, and multiple technology systems. Within the current quarter, we took the proactive initiative to slow down our marketing and customer acquisition expenses and activities, as we focused on our internal integration process. Along with general market conditions, this temporary slowdown may impact sequential quarter-over-quarter revenue growth during the Company’s second quarter, having less of an impact on adjusted EBITDA, though we still anticipate delivering strong year-over-year revenue growth during the quarter.

Management is reiterating its forecast of $145 million to $160 million in revenues for the full year and $15 to $20 million in pro forma adjusted EBITDA. This guidance is based on expected growth during the second half of the year, and the introduction of new marketing programs and product enhancements.

Mr. Katz concluded, “In-line with previously issued news on our stock repurchase program, management and the Board of Directors believe our current stock price is not reflective of current business performance and growth prospects for a leading company in a growth sector. Following the first quarter earnings release, we plan to finalize and implement the stock repurchase program.

(1)	Non-GAAP Measures
The company uses certain financial measures of performance derived from consolidated financial information that are not prepared in accordance with generally accepted accounting principles, or GAAP, and are considered “non-GAAP financial measures” under SEC rules. These non-GAAP measures include Adjusted EBITDA and non-GAAP adjusted earnings per share to exclude the effect of permanent differences associated with professional fees incurred in connection with the merger transaction that are not deductible for federal income tax purposes. These non-GAAP measures are part of the internal management reporting and planning process and assist management in the evaluation of operating performance.  We believe these non-GAAP operating measures may be useful for investors because they enhance investors’ ability to analyze trends in our business, when considered in conjunction with measures calculated in accordance with GAAP.  There are significant limitations on the use of this and other non-GAAP financial measures and these are not, and are not intended to be, substitutes for any GAAP financial measures as an indicator of our performance.

Adjusted EBITDA refers to a financial measure defined as earnings before interest expense, interest income, income taxes, depreciation, amortization and non-cash stock-based compensation. Adjusted EBITDA may not be comparable to EBITDA as reported by other companies because it is adjusted to exclude non-cash stock-based compensation, which is not excluded from EBITDA as reported by other companies. EBITDA also is a non-GAAP financial measure and is defined as earnings before interest expense, interest income, income taxes, depreciation and amortization.

With respect to historical performance, the Company has provided reconciliations of Adjusted EBITDA and any other non-GAAP financial measures in its press releases. However, reconciliation for forward-looking or estimated Adjusted EBITDA amounts presented in this release is not being provided due to the number of variables in the projected ranges of Adjusted EBITDA. Each Adjusted EBITDA range in this release is calculated in accordance with New Motion’s past practices and the past practices of Traffix, Inc. as applicable.

About Atrinsic

Atrinsic (NASDAQ: NWMO) (New Motion, Inc. DBA Atrinsic) is one of the fastest growing digital advertising and entertainment networks in the United States. Atrinsic brings together the power of the Internet, the latest in mobile technology, and traditional marketing/advertising methodologies, creating a fully integrated vehicle for both entertainment content and brand-based and performance advertising. Entertainment content is organized into four strategic services -- digital music, casual games, sweepstakes, and community/lifestyle. Brands include Altnet, a mobile legal music download service featuring original artists, GatorArcade, a premium online and mobile gaming site, Bid4Prizes, a low-bid mobile auction game, and iMatchUp, one of the first integrated web-mobile dating services. Feature-rich advertising services include a mobile ad network, extensive search capabilities, email marketing, one of the biggest publisher networks around at over 8,000 and growing, and proprietary entertainment content. Headed by a team of Internet, new media, entertainment and technology professionals, Atrinsic was founded in 2005 and is headquartered in New York with offices in Irvine, CA, Seattle, WA, and Moncton, Canada. For more information, please visit www.atrinsic.com.

Forward-Looking Statements
This news release includes forward-looking statements, including those regarding the anticipated financial results, reach, capabilities and opportunities for the consolidated entity, future products and services, expected benefits to merchants and other customers, market opportunities, customer base expectations, and non-GAAP and proforma based information. These statements are based on certain assumptions and reflect our current expectations. Statements including words such as “anticipate,” “propose,” “estimate,” “believe” or “expect”, as well as similar statement, and statements in the future tense are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: disruption from the recently completed merger making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company’s products and services; the risk that the anticipated benefits of the merger may not be realized; and other risks that may impact New Motion’s and Traffix’s businesses, some of which are discussed in the companies’ reports filed with the Securities and Exchange Commission (the “SEC”) under the caption “Risks That Could Affect Future Results” or “Risk Factors” and elsewhere, including, without limitation, each of New Motion’s and Traffix’s Quarterly and Annual Reports, as filed on Forms 10-Q or 10-QSB, or 10-K or 10-KSB, respectively, and as applicable. Copies of New Motion’s and Traffix’s filings with the SEC can be obtained at the SEC’s website at www.sec.gov. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. If any of these risks or uncertainties materializes, the potential benefits of the merger may not be realized, the operating results of New Motion could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and New Motion undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Tables to follow

New Motion, Inc. and Subsidiaries
Reconciliation of Net (Loss) to Adjusted EBITDA (unaudited)
and Unaudited Pro Forma Results of Operations
(in thousands)

		Traffix, Inc.		Pro Forma
	New Motion, Inc.	One Month	Intercompany	Combined
	Three Months	Ended	and	Three Months
	Ended	January 31,	Acquisition	Ended
	March 31, 2008	2008	Adjustments	March 31, 2008

Net sales	$28,738	$10,637	$(1,961)	$37,414
Cost of sales	14,486	7,441	-	21,927
Gross profit	14,252	3,196	(1,961)	15,487

Expenses:
Selling and marketing	6,573	266	(1,961)	4,878
General and administrative	8,064	1,775	143	9,982
Restructuring Charge	240			240
	14,877	2,042	(1,819)	15,100
Income (loss) from operations	(625)	1,154	(143)	386

Other expense (income)	(155)	(83)	-	(238)
Income (loss) before provision
for income taxes	(470)	1,237	(143)	624

Provision for income taxes	(174)	551	-	377
Income before minority interest	(296)	687	(143)	248
Minority interest	(29)	-	-	(29)

Net income (loss)	(267)	687	(143)	277

Depreciation and amortization	565	96	143	804
Restructuring Charge	240	-	-	240
Interest (income)	(292)	-	-	(292)
Interest expense	7	-	-	7
Other non operating expense	130	-	-	130
Provision for income taxes	(174)	551	-	377
Minority interest	(29)	-	-	(29)
EBITDA	238	1,334	(0)	1,572
Stock-based compensation
expense	694	-	-	694

Proforma Adjusted EBITDA	$932	$1,334	$(0)	$2,266

NEW MOTION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

PART I - FINANCIAL INFORMATION
Item 1. Financial Statements

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$16,932	$987
Marketable securities	13,047	9,463
Accounts receivable, trade, net of allowance for doubtful accounts
of $1,300 at March 31, 2008 and $565 at December 31, 2007	18,856	8,389
Other receivable		722
Prepaid income taxes	934	780
Prepaid expenses and other current assets	1,756	325
Deferred income taxes	1,444	451
TOTAL CURRENT ASSETS	52,969	21,117

PROPERTY AND EQUIPMENT	3,104	860
OTHER ASSETS
Marketable securities - non current	6,625	-
Goodwill	85,844	-
Other intangibles, net	41,298	599
Acquisition costs, net	-	1,023
Deposits and other assets	57	57
Deferred income taxes - non current	1,028	307

TOTAL ASSETS	$190,925	$23,963

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$10,764	$3,257
Accrued expenses	7,770	3,720
Short term notes payable	588	89
Merger related restructuring charge accrual	3,628	-
Line of credit	-	10
TOTAL LIABILITIES CURRENT	23,077	7,076

LONG TERM LIABILITIES
Deferred income taxes - non current	2,504	-
Notes payable	39	22
TOTAL LIABILITIES	25,620	7,098
Minority interest in consolidated joint venture	254	283

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock - par value $.01, 100,000,000 authorized, 22,505,542 and
12,021,184 issued and outstanding, respectively	225	120
Additional paid-in capital	168,366	19,583
Accumulated other comprehensive loss	(190)	(38)
Accumulated deficit	(3,350)	(3,083)

TOTAL STOCKHOLDERS' EQUITY	165,051	16,582
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$190,925	$23,963

NEW MOTION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2008	2007

NET SALES	$28,738	$5,642

COST OF SALES	14,486	726

GROSS PROFIT	14,252	4,916

EXPENSES
Selling and marketing	6,573	2,987
General and administrative	8,064	2,200
Restructuring Charge	240	-
	14,877	5,187

LOSS FROM OPERATIONS	(625)	(271)

OTHER EXPENSE (INCOME)
-
Interest income and dividends	(292)	(79)
Realized losses (gains) on marketable securities	53	-
Interest expense	7	-
Other non-operating expense	77	21
	(155)	(58)
LOSS BEFORE PROVISION FOR INCOME TAXES	(470)	(213)

(BENEFIT) PROVISION FOR INCOME TAXES	(174)	4

LOSS BEFORE MINORITY INTEREST	(296)	(217)

MINORITY INTEREST, NET OF (BENEFIT) PROVISION
FOR INCOME TAX OF $27	(29)	155

NET LOSS	$(267)	$(372)

LOSS PER SHARE:
Basic	$(0.01)	$(0.04)
Diluted	$(0.01)	$(0.04)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	18,932,871	9,483,004
Diluted	18,932,871	9,483,004

NEW MOTION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(267)	$(372)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Allowance for doubtful accounts	(5)	(563)
Depreciation and amortization	565	194
Stock-based compensation expense	694	194
Deferred income taxes	180	-
Net (gains) losses on sale of marketable securities	53	-
Minority interest in net income of consolidated joint
venture, net of income taxes	(29)	155
Changes in operating assets and liabilities:
Accounts receivable	1,767	463
Other receivable	722	-
Prepaid expenses and other current assets	(408)	(155)
Prepaid income taxes/taxes payable	(81)	(192)
Deposits and other assets	-	1
Accounts payable	568	(500)
Other, principally accrued expenses	(513)	408
Net cash provided by (used in) operating activities	3,246	(367)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash expended for Mobliss and Traffix transactions	-	(36)
Purchases of securities	(4,972)	-
Proceeds from sales of securities	7,706	-
Net cash received in merger transaction with Traffix, Inc.	12,398	(56)
Capital expenditures	(383)	-
Net cash provided by (used in) investing activities	14,749	(92)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of notes payable	(171)	(530)
Net change in acquisition costs	(1,823)	-
Expenditures for equity financing	-	(363)
Issuance of warrants	-	57
Issuance of stock	-	18,471
Proceeds from exercise of stock options	36	-
Excess tax benefits from stock-based compensation	-	-
Net cash (used in) provided by financing activities	(1,958)	17,635

Effect of exchange rate changes on cash and cash equivalents	(92)	-
NET INCREASE IN CASH AND CASH EQUIVALENTS	15,945	17,176
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	987	544
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$16,932	$17,720

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